Exhibit 10.18

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT (the “Fourth Amendment “) is made and entered into as of the Effective Date set forth on the signature page (the “Effective Date”) by and between CAMBRIDGE PROPERTIES (herein referred to as “Lessor’’) and KIROMIC, LLC, (herein referred to as “Lessee”) on the following terms and conditions, and thus;

WITNESSETH

WHEREAS, Lessor, as Lessor therein, and Lessee, as Lessee therein, entered into a certain Lease Agreement (the “Lease”) for approximately 9,352 square feet of net rentable area on the first floor in Suite 140 of the building known as the Fannin South Professional Building the (the “Building) located at 7707 Fannin, Houston, Texas 77054;

WHEREAS, Lessor and Lessee agreed to expand the Leased Premise to include Suite 107; and

WHEREAS, Lessor and Lessee agreed to relinquish Suite 107 from the Leased Premise; and

WHEREAS, Lessor and Lessee agreed to extend the Term for two (2) years; and

WHEREAS , Lessor and Lessee desire to further amend, modify, and supplement the Lease as hereinafter set forth;

NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other valuable consideration respectively paid by each party to the other and receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee do hereby supplement and amend the Lease as follows:

1.

Section 1 A. LEASED PREMSES shall reflect Lessee’s expansion into the second (2nd) floor suites of the Building - Suites 204 and 290 (the “Expansion Premises”) - totaling 4,134 net rentable square feet. The total Leased Premises, including Suite 140, shall be 13,486 net rentable square feet.

2.	Section 2 A. TERM for the Expansion Premises shall commence within ninety (90) days from the Effective Date of this Fourth Amendment and continue through April 30, 2021.

3.	Section 4. SECURITY DEPOSIT shall require an additional Security Deposit of $6,545.50, payable upon the Effective Date of this Fourth Amendment.

4.	Section 5. BASE RENT shall be as follows:

Suite	Rate Per Square Foot of Net Rentable Area	Annual Base Rent	Monthly Base Rent
140	$19.00	$177,688.00	$14,807.33
204*	$19.00	$35,416.00	$2,951.33
290*	$19.00	$43,130.00	$3,594.17
TOTAL MONTHLY RENT: $21,352.83

*	Monthly Base Rent commences 90 days from Effective Date of Fourth Amendment.

5.	Section 6. ADDITIONAL RENT shall reflect a 2019 Base Year Expense Stop for the Expansion Premises.

6.

Exhibit F - LESSEE’S WORK LETTER shall reflect Lessee agrees to accept the Expansion Premises “as is, where is” and will be responsible for all improvements. Lessor agrees to strip and wax the tile flooring, remove any equipment, fixtures or furniture upon Lessee’s request, replace door between Suite 204 and adjacent lessee with a wall, remove phone/data wiring that is attached to the column in Suite 290 upon Lessee’s request, replace broken or missing ceiling tiles and rekey all entry doors to the Expansion Premises.

7.	SPECIAL PROVISIONS: Lessee shall be responsible for the maintenance of the ancillary HVAC units in the Expansion Premises and pay the electrical consumption to Lessor on a monthly basis.

8.

It is understood and agreed that except as provided herein in this Fourth Amendment, all terms and conditions of the First Amendment, Second Amendment, Third Amendment and the original Lease Agreement shall apply to this Fourth Amendment during the Term and any renewals thereof.

Signatures Follow on the Next Page

EXCEPT as expressly hereby amended, the undersigned has caused this Amendment to be duly executed and effective on this 8th day of October, 2019.

LESSOR:
Cambridge Properties

By: /s/ Trey Miller
Name: Trey Miller
Title: Real Estate Property Manager

LESSEE:

KIROMIC, INC

By: /s/ Maurizio Chiriva-Internati
Name: Maurizio Chiriva-Internati
Title: CEO

EXHIBIT A

FLOOR PLANS